As filed with the Securities and Exchange Commission on February 28, 2012

Registration No. 333-167706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROVIDENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1547151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey 07302

(732) 590-9200

(Address, including zip code, telephone number,

including area code, of registrant’s principal executive offices)

Copies of all correspondence to:

John F. Kuntz General Counsel and Corporate Secretary Provident Financial Services, Inc. 239 Washington Street Jersey City, New Jersey 07302 (732) 590-9200	John Gorman, Esq. Marc P. Levy, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W. Suite 780 Washington, D.C. 20015 (202) 274-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Purchase Contracts	(2)	(2)
Units	(2)(3)	(2)
Warrants	(2)	(2)
Depositary Shares(4)	(2)	(2)
Preferred Stock	(2)	(2)
Common Stock	(2)	(2)
Debt Securities	(2)	(2)

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(3)	Purchase contracts may be sold separately or as parts of units consisting of a purchase contract and other securities registered hereunder, which may or may not be separable from one another. Each unit will be issued under a unit agreement or indenture. Because units will consist of a combination of other securities registered hereunder, no additional registration fee is required for the units.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form S-3 originally filed by Provident Financial Services, Inc. on June 23, 2010 (“Form S-3”) is being filed solely for the purposes of including an opinion of Luse Gorman Pomerenk & Schick, P.C. as Exhibit 5.1 hereto. This Amendment No. 1 does not modify any provision of the prospectus constituting Part I of the Form S-3. Accordingly, such prospectus has not been included herein.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Provident Financial Services, Inc. All amounts shown are estimates.

Filing Fee — Securities and Exchange Commission		(1)
Accounting fees and expenses	—
Legal fees and expenses	—
Depositaries fees and expenses	—
Printing and engraving expenses	—
Blue Sky fees and expenses	—
Rating agency fees	—
Listing fees and expenses	—
Miscellaneous expenses	—

Total expenses	$—	(1)

(1)	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457I, the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officer of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

Article TENTH of the Certificate of Incorporation of Provident Financial Services, Inc. (the “Corporation”) sets forth the circumstances under which a director will not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Article ELEVENTH sets forth the circumstances under which a director will be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, including (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction for which the director derived an improper personal benefit.

The bylaws of the Corporation provide that the directors and officers of the Corporation and certain others will be indemnified to substantially the same extent permitted by Delaware law.

The Corporation maintains a standard policy of officers’ and directors’ insurance.

Item 16. Exhibits.

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

1.1**	Form of Underwriting Agreement for Common Stock.

1.2**	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.

4.1**	Form of Common Stock Certificate.

4.2**	Form of Deposit Agreement, including form of Depositary Receipt.

4.3**	Form of Warrant Agreement, including form of Warrant Certificate.

4.4**	Form of Purchase Contract.

4.5**	Form of Unit Agreement (including certificate).

4.6*	Form of Indenture for Senior Debt Securities

4.7**	Form of Notice for Senior Debt Securities

4.8*	Form of Indenture for Subordinated Debt Securities

4.9**	Form of Notice for Subordinated Debt Securities

5.1	Opinion of counsel as to the validity of Purchase Contracts, Units, Warrants, Common Stock, Preferred Stock, Depositary Shares and Debt Securities to be issued by Provident Financial Services, Inc. (including the Consent of such Counsel).

8**	Form of Tax Opinion.

12.1**	Computation of the Ratio of Earnings to Fixed Charges.

23.1**	Consent of counsel (included in (5)).

23.2	Consent of KPMG LLP.

24*	Power of Attorney (included on the signature page of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Senior Debt Securities

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt Securities

*	Previously filed.
**	To be filed by post-effective amendment or under a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. §230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. §230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. §230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. §230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Provident Financial Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on the 28th day of February, 2012.

PROVIDENT FINANCIAL SERVICES, INC.

Name: Christopher Martin	By:	/s/ Christopher Martin
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Martin and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and any and all amendments thereof (including post-effective amendments), and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Christopher Martin Christopher Martin	Chairman, President and Chief Executive Officer	February 28, 2012

/s/ Thomas M. Lyons Thomas M. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2012

/s/ Frank S. Muzio Frank S. Muzio	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 28, 2012

/s/ Thomas W. Berry Thomas W. Berry	Director	February 28, 2012

/s/ Laura L. Brooks Laura L. Brooks	Director	February 28, 2012

/s/ Geoffrey M. Connor Geoffrey M. Connor	Director	February 28, 2012

/s/ Frank L. Fekete Frank L. Fekete	Director	February 28, 2012

/s/ Terence Gallagher Terence Gallagher	Director	February 28, 2012

/s/ Thomas B. Hogan Jr. Thomas B. Hogan Jr.	Director	February 28, 2012

/s/ Carlos Hernandez Carlos Hernandez	Director	February 28, 2012

/s/ Katharine Laud Katharine Laud	Director	February 28, 2012

/s/ Edward O’Donnell Edward O’Donnell	Director	February 28, 2012

/s/ Jeffries Shein Jeffries Shein	Director	February 28, 2012